Exhibit 99.2

APPENDIX A

The following sets forth information concerning the executive officers and directors of the Issuer in response to Item 2 and Instruction C to Schedule 13D. Capitalized terms used herein have the meanings assigned thereto in the Schedule 13D to which this Appendix A relates. To the extent any of the following Appendix A Persons may beneficially own Common Shares, their beneficial ownership of the Common Shares and any transactions in the Common Shares effected while an Appendix A Person can be found in the reports filed by such Appendix A Persons under Section 16(a) of the Act, which are publicly available on the SEC’s EDGAR website under the CIK for the Issuer and under the CIK for each Appendix A Person.

The Issuer

Name	Address	Occupation	Citizenship

Holly L. Blanchard	c/o Maiden Holdings, Ltd. 94 Pitts Bay Road Pembroke HM08, Bermuda	Director of MHLD Principal of Insurance Consulting Company	USA

Patrick J. Haveron	c/o Maiden Holdings, Ltd. 94 Pitts Bay Road Pembroke HM08, Bermuda	Chief Executive Officer and Chief Financial Officer Insurance Executive	USA

William T. Jarman	c/o Maiden Holdings, Ltd. 94 Pitts Bay Road Pembroke HM08, Bermuda	Chief Actuary and Chief Risk Officer of MHLD Insurance Executive	USA

Simcha G. Lyons	c/o Maiden Holdings, Ltd. 94 Pitts Bay Road Pembroke HM08, Bermuda	Director of MHLD Insurance Executive and Consultant	USA

Lawrence F. Metz	c/o Maiden Holdings, Ltd. 94 Pitts Bay Road Pembroke HM08, Bermuda	Group President and Executive Vice Chairman Insurance Executive	USA

Raymond F. Neff	c/o Maiden Holdings, Ltd. 94 Pitts Bay Road Pembroke HM08, Bermuda	Director of MHLD Insurance Executive	USA

Yehuda L. Neuberger	1777 Reisterstown Road Commerce Center East, Suite 290 Baltimore, MD 21208	Director of MHLD Investor	USA

Steven H. Nigro	c/o Maiden Holdings, Ltd. 94 Pitts Bay Road Pembroke HM08, Bermuda	Lead Independent Director of MHLD Managing Partner of a Financial Institutions Group	USA

Keith A. Thomas	c/o Maiden Holdings, Ltd. 94 Pitts Bay Road Pembroke HM08, Bermuda	Director of MHLD Retired Institutional Investor	USA

Barry D. Zyskind	59 Maiden Lane 43rd Floor NY, NY 10038	Chairman of the Board of MHLD Insurance Executive	USA